UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 29, 2026
_______________________
(Exact name of registrant as specified in its charter)
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California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 29, TriCo Bancshares (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) virtually via live webcast to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of July 12,
2026, by and among the Company, First Hawaiian, Inc. (“First Hawaiian”), and Horizon Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of First Hawaiian (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, and immediately following the Merger, the Company will merge with and into First Hawaiian (the “Second Step Merger”), with First Hawaiian surviving the Second Step Merger (the “Merger Proposal”), (ii) a proposal to approve, on a non-binding advisory basis, the merger-related compensation payments that will or may be paid to the named executive officers of the Company in connection with the transactions contemplated by the Merger Agreement, (the “Compensation Proposal”) and (iii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of the Company’s common stock (the “Adjournment Proposal”). As described below, there were sufficient shares of the Company’s common stock present in person or by proxy and voted at the Special Meeting in favor of the Merger Proposal, and as a result, the Adjournment Proposal was not considered or voted upon at the Special Meeting. The following are the voting results of the Special Meeting.

On September 11, 2026, the record date for the Special Meeting, there were 31,966,630 shares of the Company’s common stock outstanding and entitled to vote. Stockholders holding 24,365,951 shares of Company common stock were present at the Special Meeting, in person or represented by proxy, constituting a quorum.

1.    The Merger Proposal was approved by the following votes:

For	Against	Abstain
24,113,014	223,343	29,594

2.    The Compensation Proposal was approved by the following votes:

For	Against	Abstain
22,950,706	1,287,428	127,816

Item 7.01 Regulation FD Disclosure

On July 12, 2026, the Company and First Hawaiian issued a joint press release announcing that, at their respective special meetings of the shareholders or stockholders, as applicable held on October 29, 2026, First Hawaiian’s shareholders approved the issuance of shares of First Hawaiian’s common stock in connection with the Merger as merger consideration to the Company’s stockholders pursuant to the Merger Agreement, and the Company’s stockholders approved the Merger Proposal. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1    Press release dated October 29, 2026
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: October 30, 2026	/s/ Richard P. Smith
Richard P. Smith
Chairman, President and Chief Executive Officer